EXHIBITS 10.8

AMENDMENT TO WARRANTS

THIS AMENDMENT to WARRANTS is made as of July 1, 2003, by and between MEDICAL CV, INC., a Minnesota corporation (the “Company”) and PKM PROPERTIES, LLC, a Minnesota limited liability company (the “Lender”).

RECITALS:

A.            The Company and the Lender are parties to: (a) that certain Warrant To Purchase 350,000 Shares of Common Stock of Medical CV, Inc. dated January 17, 2003, and (b) that certain Warrant To Purchase 350,000 Shares of Common Stock of Medical CV, Inc. dated April 4, 2003 (collectively, the “Warrants”).

B.            The Company and the Lender desire to amend the Warrants as provided herein, and upon the terms and conditions of this Agreement.

AGREEMENTS:

IN CONSIDERATION of the foregoing, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.             Defined Terms.  Any capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Warrants.

2.             Amendment to Duration of Exercise Rights.  Notwithstanding anything to the contrary in either of the Warrants, the rights represented by each of the Warrants may be exercised by the “Holder” thereof at any time, for a period of ten (10) years commencing on the date of such Warrant.

3.             Amendment to Section 5 of the Warrants.  Section 5 of each of the Warrants is hereby amended in its entirety to read as follows:

5.             Antidilution Adjustments.  The provisions of this Warrant are subject to adjustment as provided in this Section 5; provided that no adjustment shall be made pursuant to this Section 5 which has the effect of duplicating any adjustment made pursuant to the Articles of Incorporation of the Company or any certificate of designation thereto, if any.

(a)           The Warrant Exercise Price shall be subject to adjustment from time to time as hereinafter provided.  Upon each adjustment of the Warrant Exercise Price the holder of this Warrant shall thereafter be entitled to purchase the number of shares of Common Stock of the Company obtained by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of shares issuable pursuant to exercise immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

(b)           Except for (i) options, warrants or other rights to purchase securities outstanding on the date of the issuance of this Warrant (provided there is no adjustment to the terms of such options, warrants or other securities on or after the date of issuance of this Warrant); (ii) options to purchase shares of Common Stock and the issuance of awards of Common Stock pursuant to stock option or employee stock purchase plans adopted by the Company and shares of Common Stock issued upon the exercise of such options granted pursuant to such plans (provided there is no adjustment to the terms of such options, awards or other securities on or after the date of issuance of this Warrant) (appropriately adjusted to reflect stock splits, combinations, stock dividends, reorganizations, consolidations and similar changes); (iii) up to four separate issues or sales by the Company during any twelve month period, none of which shall exceed 25,000 shares of Common Stock or securities convertible into or exercisable for the purchase of Common Stock; and (iv) Common Stock or securities convertible into or exercisable for the purchase of Common Stock issued in connection with any merger or acquisition of any business or tangible or intangible assets which is approved by the Company’s Board of Directors; if and whenever the Company shall issue or sell any additional securities, warrants or rights or any security convertible or exchangeable into equity, securities, warrants or rights (collectively, “Convertible Securities”) for a consideration per share less than the Warrant Exercise Price in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Warrant Exercise Price shall be adjusted to a price determined by multiplying such Warrant Exercise Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance plus the number of shares of Common Stock that the aggregate consideration received by the Company for such issuance would purchase at such Warrant Exercise Price; and the denominator of which shall be the number of shares of such additional Common Stock and the number of shares of Common Stock outstanding prior to such issuance.  For the purpose of the above calculation, the number of shares of Common Stock immediately prior to such issuance shall be calculated on a fully-diluted basis, as if this Warrant and any other outstanding warrants, options or other rights for the purchase of shares of stock or Convertible Securities had been fully exercised as of such date.  Except as provided in Section 5(e) below, no further adjustments of the Warrant Exercise Price shall be made upon the actual issuance of Common Stock or of any Convertible Securities upon the exercise of such rights or options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(c)           For purposes of this Section 5, in case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the

Company therefor, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Company in connection therewith.  In case any shares of Common Stock or Convertible Securities or any rights or options to purchase any such Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined by the Board of Directors of the Company, without deducting therefrom any expenses incurred or any underwriting commissions, discounts or concessions paid or allowed by the Company in connection therewith.  In case any shares of Common Stock or Convertible Securities or any rights or options to purchase such Common Stock or Convertible Securities shall be issued in connection with any merger or consolidation in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value as determined by the Board of Directors of the Company of such portion of the assets and business of the non-surviving corporation or corporations as such Board shall determine to be attributable to such Common Stock, Convertible Securities, rights or options, as the case may be.  In the event of any consolidation or merger of the Company in which the Company is not the surviving corporation or in the event of any sale of all or substantially all of the assets of the Company for stock or other securities of any other corporation, the Company shall be deemed to have issued a number of shares of its Common Stock for stock or securities of the other corporation computed on the basis of the actual exchange ratio on which the transaction was predicated and for a consideration equal to the fair market value on the date of such transaction of such stock or securities of the other corporation, and if any such calculation results in adjustment of the Warrant Exercise Price, the determination of the number of shares of Common Stock issuable upon exercise immediately prior to such merger, conversion or sale, for purposes of Section 5(f) below, shall be made after giving effect to such adjustment of the Warrant Exercise Price.

(d)           In case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such combination shall be proportionately increased.

(e)           If (i) the purchase price provided for in any right or option referred to in Section 5(b), or (ii) the additional consideration, if any, payable upon the conversion or exchange of Convertible Securities, or (iii) the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock, shall change at any time (other than under or by reason of provisions designed to protect against dilution), or any Convertible Securities shall terminate, expire or cease to be outstanding without exercise thereof, the Warrant Exercise Price then in effect hereunder shall forthwith be increased or decreased to such Warrant Exercise Price as would have applied had the adjustments made upon the issuance of such rights, options or Convertible Securities been made upon the basis of (a) the issuance of the number of shares of Common Stock theretofore actually delivered upon the exercise of such options or rights or upon the conversion or exchange of such Convertible Securities, and the total consideration received therefor, and (b) the issuance at the time of such change of any such options, rights, or Convertible Securities then still outstanding for the consideration, if any, received by the Company therefor and to be received on the basis of such changed price; and on the expiration of any such option or right or the termination of any such right to convert or exchange such Convertible Securities, the Warrant Exercise Price then in effect hereunder shall forthwith be increased to such Warrant Exercise Price as would have been obtained had the adjustments made upon the issuance of such rights or options or Convertible Securities been made upon the basis of the issuance of the shares of Common Stock theretofore actually delivered (and the total consideration received therefor) upon the exercise of such rights or options or upon the conversion or exchange of such Convertible Securities.  If the purchase price provided for in any right or option referred to in Section 5(b), or the rate at which any Convertible Securities referred to in Section 5(b) are convertible into or exchangeable for Common Stock, shall decrease at any time under or by reason of provisions with respect thereto designed to protect against dilution, then in case of the delivery of Common Stock upon the exercise of any such right or option or upon conversion or exchange of any such Convertible Security, the Warrant Exercise Price then in effect hereunder shall forthwith be decreased to such Warrant Exercise Price as would have applied had the adjustments made upon the issuance of such right, option or Convertible Security been made upon the basis of the issuance of (and the total consideration received for) the shares of Common Stock delivered as aforesaid.

(f)            If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, and except as otherwise provided herein, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of the Common Stock of the Company immediately theretofore receivable upon the exercise of this Warrant, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore receivable upon the exercise of this Warrant had such reorganization, reclassification, consolidation, merger or sale not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including without limitation provisions for adjustments of the Warrant Exercise Price and of the number of shares receivable upon the exercise hereof) shall thereafter be applicable, as nearly as may be in relation to any shares of stock, securities or assets thereafter receivable upon the exercise of this Warrant.  The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed to the registered holder of this Warrant, at the last address of such holder appearing on the books of the Company, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

(g)           Upon any adjustment of the Warrant Exercise Price, the Company shall give written notice thereof, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant, as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.  No adjustment to the Warrant Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05); provided, however, that any adjustments which by reason of this Section 5(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment; and, provided further, that adjustment shall be required and made in accordance with the provisions of this Section 5 (other than this Section 5(g)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of shares of Common Stock.  All calculations under this Section 5 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.  Anything in this Section 5 to the contrary notwithstanding, the Company shall be entitled to make such increases in the conversion rate in addition to those required by this Section 5 as it in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distribution of rights to purchase stock or securities, or distribution of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

(h)           In case at any time: (i) there shall be any capital reorganization, or reclassification of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation; or (ii) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company; then, in any one or more of said cases, the Company shall give written notice, by first-class mail, postage prepaid, addressed to the registered holder of this Warrant at the address of such holder as shown on the books of the Company, of the date on which (a) the books of the Company shall close or a record shall be taken for such dividend, distribution or subscription rights, or (b) such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up shall take place, as the case may be.  Such notice shall also specify the date as of which the holders of Common Stock of record shall participate in such dividend, distribution or subscription rights, or shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation, or winding up, as the case may be.  Such written notice shall be given at least twenty (20) days prior to the action in question and not less than twenty (20) days prior to the record date or the date on which the Company’s transfer books are closed in respect thereto.

(i)            If any event occurs as to which in the opinion of the Board of Directors of the Company the other provisions of this Section 5 are not strictly applicable or if strictly applicable would not fairly protect the rights of the holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid.

(j)            As used in this Section 5 the term “Common Stock” shall mean and include the Company’s presently authorized Common Stock and any additional Common Stock that may be authorized by due action of the Company’s Board of Directors and shareholders entitled to vote thereon.

4.             Representations and Warranties.  To induce the Lender to enter into this Amendment, the Company represents and warrants to the Lender that the execution, delivery and performance by the Company of this Amendment and any other documents required to be executed and/or delivered by the Company by the terms of this Amendment have been duly authorized by all necessary corporate action, do not require any approval or consent of, or any registration, qualification or filing with, any government agency or authority or any approval or consent of any other person (including, without limitation, any stockholder or partner), do not and will not conflict with, result in any violation of or constitute any default under, any provision of the Company’s Articles of Incorporation or Bylaws, any agreement binding on or applicable to the Company or any of its property, or any law or governmental regulation or court decree or order, binding upon or applicable to the Company or of any of its property and will not result in the creation or imposition of any security interest or other lien or encumbrance in or on any of its property pursuant to the provisions of any agreement applicable to the Company or any of its property.

5.             Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.  Any executed counterpart of this Agreement delivered by facsimile or other electronic transmission to a party hereto shall constitute an original counterpart of this Agreement.

6.             No Other Modification.  Except as expressly amended by the terms of this Amendment, all other terms of the Warrants shall remain unchanged and in full force and effect.

(The signature page follows.)

THE PARTIES have executed this Amendment to Warrants as of the day and year first above written.

MEDICAL CV, INC.

/s/ Jules L. Fisher
Jules L. Fisher, Chief Financial Officer

PKM PROPERTIES, LLC

/s/ Paul K. Miller
Paul K. Miller, Chief Manager